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                    [LETTERHEAD OF DECHERT PRICE & RHOADS]



                                        April 27, 1998



The MainStay Funds
51 Madison Avenue
New York, New York 10010

           Re: The MainStay Funds' Registration Statement on Form N-1A (Registration No. 33-2610)
                -------------------------------------------------------

Dear Ladies and Gentlemen:

        In connection with the registration under the Securities Act of 1933 of an indefinite number of shares of beneficial interest of The MainStay Funds (the "Trust"), we have examined such matters as we have deemed necessary to give this opinion.

        On the basis of the foregoing, it is our opinion that the shares have been duly authorized and, when paid for as contemplated by the Trust's Registration Statement, will be validly issued, fully paid, and non-assessable by the Trust.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.




                                        Very truly yours,

                                        /s/ Dechert Price & Rhoads

                                        Dechert Price & Rhoads